CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Western Asset Diversified Income Fund of our report dated February 23, 2024, relating to the financial statements and financial highlights, which appears in Western Asset Diversified Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, “Senior Securities”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 16, 2024